Exhibit 99.1

Legacy Education Inc. Completes Acquisition of Contra Costa Medical Career College

Lancaster, California, December 18, 2024 /PRNewswire/ — Legacy Education Inc. (“Legacy Education” or the “Company”) (NYSE American: LGCY), a leader in career-focused educational services, is proud to announce the successful completion of its acquisition of Contra Costa Medical Career College (“CCMCC”), located in Antioch, California, pursuant to the execution of its previously announced asset purchase agreement on October 30, 2024 for a purchase price of $8,000,000. The purchase price is as follows: (i) $6,133,079.84 was paid at closing ($6,600,000 as adjusted for the Estimated Closing Capital), (ii) a promissory note in the principal amount of $400,000 was issued at closing and (iii) the Company issued 118,906 shares of its common stock equivalent to $1,000,000. The acquisition of CCMCC expands Legacy Education’s footprint to six campuses across California, further enhancing its ability to deliver high-quality allied health education in Northern California.

CCMCC has long been recognized for its commitment to excellence in healthcare training, offering programs such as Surgical Technology, Vocational Nursing, Sonography and more. This acquisition aligns with Legacy Education’s strategy to meet the increasing demand for skilled healthcare professionals and to expand access to education for students seeking careers in this vital industry.

“We are thrilled to officially welcome Contra Costa Medical Career College to the Legacy Education family,” said LeeAnn Rohmann, CEO of Legacy Education. “This acquisition reflects our ongoing commitment to providing accessible, industry-relevant education that empowers students to build meaningful careers. Together, we are better positioned to serve the healthcare sector’s growing workforce needs while transforming lives through education.”

With this acquisition, Legacy Education strengthens its portfolio and reinforces its mission to innovate and deliver career-ready education. The integration of CCMCC will enhance the availability of cutting-edge training, ensuring students are equipped to excel in their chosen fields.

ABOUT LEGACY EDUCATION

Legacy Education (NYSE: LGCY) is an award-winning, nationally accredited, for-profit post-secondary education company founded in 2009. Legacy Education provides career-focused education primarily in the healthcare field, with certificates and degrees for nursing, medical technicians, dental assisting, business administrative, and several others. The Company offers a wide range of educational programs and services to help students achieve their professional goals. Legacy Education’s focus is on providing high-quality education that is accessible and affordable. Legacy Education is committed to growing it’s education footprint via organic enrollment growth, addition of new programs and accretive acquisitions. For more information, please visit www.legacyed.com or on LinkedIn @legacy-education-inc.

FORWARD-LOOKING STATEMENTS

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to substantial risks, uncertainty and changes in circumstances. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to: statements relating to risks arising from the diversion of management’s attention from the Company’s ongoing business operations to integrate the operations of CCMCC; an increase in the amount of costs, fees and expenses and other charges related to the acquisition; outcome of any litigation that the Company may become subject to relating to the acquisition; risks that the acquisition disrupts plans and operations of the Company and potential difficulties in sellers’ employee retention as a result of the acquisition; and the ability to implement business plans, forecasts and other expectations after the completion of the acquisition, realize the intended benefits of the acquisition, and identify and realize additional opportunities following the acquisition, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 as may be amended or supplemented by additional risk factors set forth in subsequent filings made with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. Consequently, forward-looking statements should be regarded solely as Legacy Education’s current plans, estimates, and beliefs. Legacy Education cannot guarantee future results, events, levels of activity, performance or achievements. Legacy Education does not undertake and specifically declines any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

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